Exhibit 99.1

December 6, 2010

NEWS RELEASE

NEVADA EXPLORATION UPDATE

Two New Areas Return Early Encouragement
Gold Bar Drilling Returns: 1.77 gpt gold over 38.1 m

Toronto, Ontario (December 6, 2010) - US GOLD CORPORATION (NYSE:UXG - TSX:UXG) is pleased to announce that recent drilling in Nevada has returned encouraging assay results from its Limo and Gold Bar Projects. At Limo, two new mineralized areas have been discovered: 1) a high-grade silver/gold vein, and 2) a potential bulk tonnage target. The best results from these two areas returned: 852 gpt silver, 1.77 gpt gold over 6.4 meters and 1.48 gpt gold over 48.8 meters, respectively. Drilling at Gold Bar continued to focus on expanding the gold mineralization beyond the current resource, returning 1.77 gpt gold over 38.1 meters.

1)   LIMO PROJECT

Two New Areas Return Early Encouragement

Limo, located 75 miles (120 km) east of Gold Bar, is a large 44 sq. mile (114 sq. km) property that produced 91,000 ounces of gold between 1989 and 1990. In July 2009, US Gold released an initial resource estimate for the project, outlining 241,000 ounces of gold within the Measured and Indicated categories and 50,700 ounces of gold in the Inferred*. US Gold’s recent drilling focused on two new areas separate from the mineralization that make up the resource. The first area is called Continental, where a high-grade silver/gold vein has been discovered. The second area is called Cadillac, where drilling has intercepted a target with bulk-tonnage potential.

Continental – New High Grade Silver/Gold Vein

852 gpt silver, 1.77 gpt gold over 6.4 meters

The Continental vein was discovered by surface rock-chip sampling. Results were encouraging, encountering high grades of silver, gold, and base metals. A follow-up core drilling program was designed to test the highly mineralized section of the vein near surface and at depth. Four holes successfully encountered high-grade mineralization at 10-15 meters down hole, along a strike of 20 meters. This zone appears open to the southwest, and follow-up drilling is currently being planned. The objective of further exploration is to find longer and wider sections of mineralization at depth. Highlights from the drilling are shown below:

HOLE#	Silver	Gold	From	Length	Silver	Gold	From	Length
	opt	opt	ft	ft	gpt	gpt	m	m
LB66	8.9	0.056	34.0	8.0	305	1.92	10.4	2.4
LB69	33.2	0.130	33.4	4.6	1140	4.44	10.2	1.4
LB70	16.4	0.047	39.0	18.0	561	1.60	11.9	5.5
LB72	24.9	0.052	51.0	21.1	852	1.77	15.5	6.4
Incl	194.5	0.225	54.0	1.0	6667	7.70	16.5	0.3
Incl	107.9	0.149	62.8	3.2	2467	5.12	19.1	1.0

(opt = Troy ounces per short ton, gpt = Grams per metric tonne. True widths of the intercepts are unknown.)

The Continental Vein is composed mainly of calcite, dolomite and barite. Within the vein are pods of silicified gossan mineralized with gold, silver, lead and zinc. The strongest mineralization appears to follow a near-surface favorable host lithology within the Guilmette limestone, and may extend beyond the limits of the vein itself.

Cadillac – Potential Bulk Tonnage Target

1.48 gpt gold over 48.8 meters

At Cadillac a total of four widely spaced holes (75 meters apart) were drilled in order to identify what US Gold’s geologists believe is a potential bulk tonnage gold target buried by up to 100 m of gravel cover. The initial objective of the drilling was to deepen a historical hole that had reportedly ended in mineralization. Although gold was encountered in this hole the most encouraging result was located 75 meters away, returning 1.48 gpt gold over 48.8 meters. There has been very limited drilling around this hole, and more is scheduled to be completed before year -end. Highlights from three of the four holes drilled are shown below:

HOLE#	Gold	From	Length	Gold	From	Length
	opt	ft	ft	gpt	m	m
LB62	0.021	730	55	0.71	222.5	16.8
LB64	0.033	540	25	1.14	164.6	7.6
LB71	0.043	450	160	1.48	137.2	48.8

(opt = Troy ounces per short ton, gpt = Grams per metric tonne. True widths of the intercepts are unknown.)

2)   GOLD BAR PROJECT

Recent expansion drilling at Gold Bar, where US Gold is currently completing a pre-feasibility study, focused mainly on two areas: Cabin Creek, and North Gold Ridge. The Cabin Creek and North Gold Ridge areas are part of the Gold Bar resource estimate.

North Gold Ridge – Expansion Drilling

1.77 gpt gold over 38.1 meters

During the second half of this year drilling has been focused on expanding the North Ridge mineralization to the southeast and northwest. New drilling continues to show that the mineralization is expanding beyond the limits of the current resource. The best result from the recently completed holes returned 1.77 gpt gold over 38.1 meters. Drilling to follow up on these results will occur once additional permits are approved, which is expected by next spring. Highlights of drilling are as follows:

HOLE#	Gold	From	Length	Gold	From	Length
	opt	ft	ft	gpt	m	m
GB154	0.031	440	75	1.07	134.1	22.9
GB165	0.052	275	125	1.77	83.8	38.1
Incl	0.118	330	15	4.05	100.6	4.6
Incl	0.104	370	10	3.56	112.8	3.0
GB167	0.031	420	25	1.05	128.0	7.6
GB168	0.027	575	50	0.93	175.3	15.2

(opt = Troy ounces per short ton, gpt = Grams per metric tonne. True widths of the intercepts are unknown.)

Cabin Creek – Expansion Drilling

On September 13, 2010 US Gold announced that drilling had encountered a new deeper zone at Cabin Creek that returned a good hole of 1.14 gpt gold over 73.2 m. With drilling to expand the mineralization shown below, a zone measures 100 m x 100 m and up to 80 m thick has now been defined. Highlights of drilling are as follows:

HOLE#	Gold	From	Length	Gold	From	Length
	opt	ft	ft	gpt	m	m
GB158	0.023	640	135	0.78	195.1	41.1
GB159	0.037	460	20	1.27	140.2	6.1
GB156	0.022	625	60	0.75	190.5	18.3

(opt = Troy ounces per short ton, gpt = Grams per metric tonne. True widths of the intercepts are unknown.)

ABOUT US GOLD (www.usgold.com)

US Gold’s goal is to qualify for inclusion in the S&P 500 within the next 5 years. US Gold explores for gold and silver in the Americas, has an exciting silver discovery called El Gallo in Mexico, and is advancing its Gold Bar Project in Nevada towards production. US Gold has a strong treasury and is debt free. The company’s shares are listed on the NYSE and the Toronto Stock Exchange under the symbol UXG, trading 1.2 million shares daily. US Gold’s shares are also included in S&P/TSX and Russell indices.

* Limo Project resource summary:

	Tonnes	Gold Grade (g)	Contained Ounces (oz)
Measured	5,874,000	0.891	168,350
Indicated	3,705,000	0.613	72,730
Inferred	2,255,000	0.699	50,700

QUALIFIED PERSON

Disclosure for Nevada projects: This news release has been prepared, reviewed and approved by Robert L. Kastelic, CPG, US Gold’s Senior Consulting Geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of mineral exploration undertaken by the company at its Nevada exploration properties. Holes drilled by reverse circulation were sampled on 5-ft intervals. Core from diamond drill holes was split and sampled on intervals from 1 to 5 feet in length. All gold assays are uncut, with analyses conducted by ALS Chemex and Inspectorate Laboratories utilizing a 30-gram fire assay charge with an AA finish. Samples returning greater than 10 ppm gold were re-analyzed using gravimetric fire assay. Silver analyses were conducted by Inspectorate Laboratories utilizing a 30-gram fire assay charge with a gravimetric finish. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends”, “anticipates”, “believes”, “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”

This press release also contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

For further information contact:

Stefan M. Spears	Mailing Address
Vice President, Projects	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408